Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
NOT FILED PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934
In connection with the Annual Report of The Men’s Wearhouse, Inc. 401(k) Savings Plan (the “Plan”) on Form 11-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Neill P. Davis, member of the Advisory Committee of the Plan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 25, 2008
/s/ Neill P. Davis Neill P. Davis
Member of the Advisory Committee